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                                                                    EXHIBIT 10.1


STATE OF NORTH CAROLINA  )
                         )  AGREEMENT OF PURCHASE AND SALE
COUNTY OF BRUNSWICK      )


         THIS AGREEMENT OF PURCHASE AND SALE (the "Agreement") is made and entered into this 18th day of October, 2000, by and between Reeves Telecom Limited Partnership, a South Carolina limited partnership (hereinafter referred to as the "Seller") and WW-Golf & Services, LLC, a South Carolina limited liability company (hereinafter referred to as the "Purchaser") and relates to the golf course business generally known as Fox Squirrel Country Club, which is located within the City of Boiling Springs Lakes, North Carolina (herein called the "Club").

                                   WITNESSETH:

         WHEREAS, the Seller is the owner of the Club; and

         WHEREAS, the Seller is also the owner of the real estate upon which the Club is operated (herein called the "Real Property"), which is more fully described in Exhibit "A" attached hereto and incorporated herein by reference; and

         WHEREAS, the Purchaser desires to purchase, and Seller agrees to sell to Purchaser the Real Property and the Assets (as hereinafter defined) (such Real Property and Assets being collectively referred to below as the "Property");

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


         1. SALE AND PURCHASE OF ASSETS.

         1.1 Assets: The Seller shall sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase and accept from the Seller, upon the terms and conditions hereinafter set forth, and in consideration of the payment to the Seller of the Purchase Price set forth in Paragraph 3, the following described personal property, which includes the items of personal property described in Exhibit "B" attached hereto and incorporated herein by this specific


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reference (all of which is collectively referred to as the "Assets"):

                  (a) Furniture, Fixtures, Equipment and Improvements. All furnishings, furniture, fixtures, equipment, trade fixtures, golf carts, vehicles, and all other tangible personal property used or useful in connection with the Club, whether owned, leased or otherwise held by Seller and not excluded in subsection 1(h) hereof, including all of the property listed on Exhibit "B" (the "Equipment and Furniture"). Purchaser will assume all assignable current leases for Equipment and Furniture listed on Exhibit "B";

                  (b) Inventory. All of the inventory of the golf pro shop and of the food and beverage operation listed in Exhibit "C" (the "Inventory"), which will be prepared and attached hereto (bearing the parties' initials) not later than two (2) days prior to the Closing Date, together with all menus, napkins, paper towels, toothpicks, chalk boards and "white boards" and their ancillary supplies, cleaning supplies, stationery and stationery supplies, desk and office supplies, postage stamps, scorecards, scorecard pencils, rental clubs and bags, pull carts, and similar items typically expensed when purchased that are on hand at the Club at the time of Closing;

                  (c) Licenses, Permits and Telephone Numbers. All transferable licenses, permits and telephone numbers used in the operation of the Club;

                  (d) Files and Records. All lists of members and customers, tournament files, handicap records, employee files and records, vendor files with purchase orders and invoices for not less than six (6) months prior to Closing, bookkeeping records, budgets, maintenance records, instruction manuals, maintenance manuals, and all other similar documents which may exist;

                  (e) Warranty Rights. All manufacturers' and sellers' warranties made to Seller which are transferable with regard to any of the Assets being transferred under this Agreement;

                  (f) Goodwill; Contract Rights. All goodwill of the Club, and all rights in and under all personal property leases, equipment leases, vendor agreements and other agreements, which are assignable, and copies of all such contracts and agreements shall be delivered by Seller to Purchaser not later than three (3) business days after the Seller's acceptance of this Agreement; and




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                  (g) Name, Logos, Trade Marks and Service Marks. All rights of the Seller in and to the name "Fox Squirrel Country Club", any logos, trade marks and service marks used by Seller in connection with the Club. Seller agrees to execute any documents necessary to authorize Purchaser to form a new corporation under the name "Fox Squirrel Country Club".

                  (h) Excluded Items. The following described items are specifically excluded from the items of personal property to be sold, conveyed, transferred, assigned and delivered to Purchaser:

                           (i) Seller's computerized bookkeeping records of the
                  Club, to the extent that such records are incorporated within the bookkeeping records of Seller's other businesses, and the installation materials, instruction manuals and warranties relating to the software utilized in such computerized bookkeeping records, but Seller shall furnish to Purchaser a hard copy print out of all computerized bookkeeping records of the Club for at least the last three (3) fiscal years and the interim period, if any, prior to Closing;

                           (ii) One or more copies of all lists, files and
                  records, including without limitation all accounting and bookkeeping records, turned over to Purchaser;

                           (iii) The video golf game located in the bar area of
                  the club house dining room, which game is owned by a third party, but Seller assigns to Purchaser at Closing Seller's 50% interest in the revenue from such game;

                           (iv) The propane tanks outside of the club house,
                  which tanks are owned by the local gas service and are utilized for the kitchen and fireplace within the clubhouse; and

                           (v) The approximately fifty (50) golf carts owned by
                  members of the Club which are subject to trail fees and some of which are stored from time to time in the Club's cart shed.

         1.2 Allocation of Costs and Expenses. Costs and expenses shall be allocated between Purchaser and Seller in the following manner:



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                  (a) Seller shall be responsible for the following costs and expenses:

                  i.       preparing the Bill of Sale and Assignment;

                  ii. preparing the Loan Agreement, Promissory Note, Deed of Trust, Security Agreement, UCC financing statement and related financing documents; and

                  iii.     preparation of Seller's affidavits, if any.

                  (b) Purchaser shall be responsible for the following costs and expenses:

                  i.       insurance premiums from and after the Closing Date;
                           and

                  ii. recordation fee of the financing provided by Seller to Purchaser.

                  (c) Notwithstanding the provisions of Paragraphs 1.2(a) and 1.2(b) hereof, Seller and Purchaser shall each be responsible for its own legal costs and expenses, including, without limitation, legal costs and expenses incurred in connection with the preparation and review of this Agreement, the related Bill of Sale and Assignment, Loan Agreement, Promissory Note and Security Agreement, and all documentation relating thereto.

                  (d) Costs and expenses to be pro rated between Seller and Purchaser are set forth in Paragraph 15 hereof.


         2. PURCHASE OF REAL PROPERTY.

         Seller for the consideration and upon and subject to the terms and conditions hereinafter set forth hereby agrees to sell and convey the Real Property to the Purchaser, and Purchaser hereby agrees to purchase the Real Property from Seller. At the Closing, the Seller shall deliver to the Purchaser a General Warranty Deed conveying the Real Property to the Purchaser, free and clear of all liens and encumbrances whatsoever except for the lien, if any, relating to Brunswick County real estate taxes not yet due and payable, and as provided in the Loan Agreement, Promissory Note and Security Agreement of even date herewith. Costs and expenses shall be allocated among Seller and Purchaser in the following manner:



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                  (a) Seller shall be solely responsible for the following costs and expenses:

                  i.       preparing the General Warranty Deed;

                  ii. preparing the Loan Agreement, Promissory Note, Deed of Trust, UCC financing statement and related financing documents;

                  iii.     wood-destroying insects inspection;

                  iv.      Phase I environmental study;

                  v.       boundary survey of the Real Property;

                  vi.      revenue stamps for the deed;

                  vii.     escrow fees; and

                  viii.    broker's commission.

                  (b) Purchaser shall be solely responsible for the following costs and expenses;

                  i.       insurance premiums from and after the Closing Date;

                  ii.      recordation fee for the deed;

                  iii. recordation fee of the financing provided to Purchaser by Seller;

                  iv.      title insurance premium;

                  v.       title examination fee; and

                  vi. the difference between an ALTA survey and a boundary survey if, pursuant to Paragraph 4.1 hereof, Purchaser has requested Seller to provide an ALTA survey.

                  (c) Notwithstanding the provisions of Paragraphs 2(a) and 2(b) hereof, Seller and Purchaser shall each be responsible for its own legal costs and expenses, including, without limitation, legal costs and expenses incurred in connection with the preparation and review of this Agreement, the related Bill of Sale and Assignment, Loan Agreement, Promissory Note, Deed of Trust, and all documentation relating thereto.

                  (d) Costs and expenses to be pro rated between Seller and Purchaser are set forth in Paragraph 15 hereof.




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         3. PURCHASE PRICE.

                  (a) The total purchase price (the "Purchase Price") for the Assets and the Real Property shall be Eight Hundred and Sixty-Two Thousand, Five Hundred and No/100's Dollars ($862,500.00), which shall be paid in the following manner:

                  i. Twenty-Five Thousand and No/100's Dollars ($25,000.00) in cash as an earnest money deposit (the "Deposit"), to be held in escrow by the Escrow Agent designated in Paragraph 22 hereof under the terms and conditions of this Agreement;

                  ii. One Hundred Twenty-Five Thousand and No/100's Dollars ($125,000.00) in cash at Closing; and

                  iii. Seven Hundred and Twelve Thousand, Five Hundred and No/100's Dollars ($712,500.00) in the form of a Promissory Note with terms and conditions set forth in Paragraph 4.4 hereof.

                  (b) The Purchase Price will be adjusted to reflect the dollar amount of Inventory at Closing as follows: (i) if the dollar amount of Inventory at Closing exceeds the dollar amount of Inventory as set forth in Seller's unaudited financial statements last filed with the U.S. Securities and Exchange Commission on Form 10-K or Form 10-Q, as the case may be, the Purchase Price will be increased by the amount of such excess, and (ii) if the dollar amount of Inventory at Closing is less than the dollar amount of Inventory as set forth in Seller's unaudited financial statements last filed with the U.S. Securities and Exchange Commission on Form 10-K or Form 10-Q, as the case may be, the Purchase Price will be decreased by the amount of such decrease.

                  (c) The parties agree that the consideration to be paid by Purchaser is for the following elements: (i) Real Property, (ii) Assets (which are personal property), (iii) Inventory, and (iv) Goodwill. The Purchase Price shall be allocated as agreed upon by the parties during the Due Diligence Period (hereinafter defined). If Seller and Purchaser cannot agree on the allocation, the allocation shall be made based upon generally accepted accounting principles.






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         4. DUE DILIGENCE PERIOD; CONTINGENCIES.

         4.1 Due Diligence Period: For a period of sixty (60) days after the Execution Date (the "Due Diligence Period"), Purchaser has the right to conduct the Inspection (as hereinafter defined) and conduct any and all investigations, interviews and studies of the Property, and review any and all documents, materials and information relating to the Property as it deems necessary and appropriate, unless otherwise waived in writing by Purchaser. Not later than five (5) business days from the date Seller has received from Purchaser this fully executed Agreement, Seller will identify a surveyor and an engineering company to obtain the following items: (a) a current boundary survey of the Real Property, and (b) a Phase I environmental report in connection with the Real Property which must be completed by a reputable environmental consultant. Seller shall pay all of the cost of the survey and the Phase I environmental report. In the event that Purchaser requests in writing not more than five (5) days after the date this Agreement is executed by both parties that Seller provide an ALTA ("as built") survey, instead of a boundary survey, of the Real Property, Purchaser shall bear the difference in cost between an ALTA survey and a boundary survey.

         4.2 Inspection. Purchaser, and its employees and designated agents and consultants may, during the Due Diligence Period, have access as Seller's invitees to enter upon the Real Property to inspect, examine, and survey it and to make such other tests which Buyer may deem necessary (the "Inspection"), all at Purchaser's expense. Purchaser shall, at its expense, restore the property to its former condition in the event Purchaser does not acquire the Property. Purchaser agrees to indemnify, save and hold harmless Seller from and against all liens and for any damages, or any death or injury to any person, occurring on the property and from and against any other liability, cost or expense including attorney fees and court costs as a result of the activities or presence of Purchaser or persons acting on its behalf in the exercise of such Inspection rights. In addition, except as hereinafter provided with respect to computerized records, Purchaser shall have the right to inspect all records of the Club, including the financial records, contracts, inventory records, and all other documents and data relevant thereto, and Seller shall make such records and information available to the Purchaser and its employees and designated agents and consultants during the Due Diligence Period. To the extent that Seller's computerized records of the Club, including without limitation accounting and bookkeeping records, are incorporated within



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the computerized records of Seller's other businesses, Purchaser shall be entitled to a hard copy print out of all of such records of the Club (but not to any other of Seller's businesses) for at least the last three (3) fiscal years and the interim period, if any, up to and including the time of Inspection, and Seller shall make such hard copy print out available to Purchaser and its employees and designated agents and consultants during the Due Diligence Period.

         4.3 Phase I Environmental Report: Prior to Closing, an environmental engineer shall perform, at Seller's expense, an environmental audit of the Property. Such engineer shall be selected by Seller and shall be approved by Purchaser, which approval shall not be unreasonably withheld. This audit shall be a Phase I Environmental Site Assessment as set forth in the American Society for Testing and Materials ("ASTM") standard E 1527-94, or latest modification thereto. This environmental audit shall be addressed to Purchaser and shall include reports and investigations of any current or past use of the Property, as well as other properties contiguous to the Property, and shall demonstrate that the Property (including the ground water of the Property) is in compliance with all laws, rules, and regulations of any federal, state, county or local governmental authority relating to environmental matters within the jurisdiction of such governmental authority, and satisfies all conditions of any environmental nature customarily required by lending institutions within Brunswick County, North Carolina. If any hazardous or toxic chemical, material substance or waste is revealed in such audit, Seller shall, at its option, either (i) remove same or otherwise adequately dispose of same in accordance with applicable laws and regulations, and, except for such removal and disposal, restore the Property as close as is reasonably practicable to its previous condition prior to the Closing Date, in which case Seller shall have a reasonable period of time in which to effect such removal or disposal and restoration and the Closing Date may, if necessary, be postponed for not more than ninety (90) days for same, or (ii) notify Purchaser in writing of its election not to effect such removal or disposal and restoration, in which case Purchaser may either waive the condition hereunder or elect to terminate this Agreement. Provided, however, this option (ii) is available to Seller only if the cost of removal or disposal exceeds $10,000.00. If the cost of removal or disposal is less than $10,000.00, Seller must remove or dispose of same as set forth in (i) above.




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         4.4 Financing. To effect the transaction covered by this Agreement,
Seller shall provide financing to Purchaser in the amount of Seven Hundred and Twelve Thousand, Five Hundred and No/100's Dollars ($712,500.00). Purchaser shall execute and deliver to Seller at Closing a Promissory Note in a form, and on terms and subject to the conditions, as set forth in Exhibit F hereto, and a Loan Agreement in a form, and on terms and subject to the conditions, as set forth in Exhibit G hereto. Purchaser shall execute and deliver to Seller at Closing a Deed of Trust, a Security Agreement and such other loan documents as are customary for mortgage and financing transactions of this type in Brunswick County, North Carolina. THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT SHALL NOT CLOSE UNLESS AND UNTIL THE RELATED LOAN AGREEMENT BECOMES EFFECTIVE PURSUANT TO
SECTION 7.9 THEREOF AND ALL OF THE CONDITIONS SET FORTH IN ARTICLE 3 THEREOF ARE FULLY COMPLIED WITH.


         5. LIABILITIES AND INDEMNIFICATIONS.

         5.1 Non-Assumption of Liabilities by Purchaser: Purchaser shall not assume, be liable for or obligated in any way for any debts, liabilities, commitments, or obligations of the Seller (or its predecessors) of any kind or nature whatsoever, whether absolute or contingent, liquidated or unliquidated, and whether or not accrued, matured, known or suspected ("Seller's Obligations") arising from the operation of the Club or the ownership of the Property prior to Closing, except for obligations arising under contracts which Purchaser agrees to assume in writing. It is further agreed and recognized that Seller, in disposing of the Property, does not assume any responsibility or liability whatsoever for any commitments, obligations, or debts incurred by Purchaser, its successors, arising from the ownership of the Property subsequent to the Closing, regardless of whether fixed, accrued or contingent. Seller shall remain fully and solely liable with respect to all of the Seller's Obligations. With regard to any Federal, State, or Local taxes (other than real estate taxes for the current year, which are to be prorated at Closing), Purchaser does not assume and shall not in any way be responsible or liable for such taxes, and the Assets and the Real Property shall not be subject to such taxes.

         5.2 Indemnification by Seller. Seller shall pay, defend, and hold Purchaser harmless, except for obligations arising under contracts assumed in writing by Purchaser, from and against any liability of any nature whatsoever, regardless of the nature in which such liability may arise, from any claims,



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actions, demands, expenses, attorneys fees, damages, losses, liabilities, suits or judgments, costs, and expenses, including those of any employee of Seller, or any customer, member, invitee, or licensee of Seller or the Club, whether past or present, arising from (i) possession, ownership, or operation of the Property or the Club by Seller or any of Seller's predecessors; (ii) any third party relationship with Seller or the Club prior to Closing; (iii) any misrepresentation, breach of warranty or covenant, or non-fulfillment of agreement on the part of Seller under this Agreement; and (iv) any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Purchaser by Seller under this Agreement.


         6. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser that:

                  (a) Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of South Carolina, and is in good standing under the laws of the State of North Carolina. Seller's general partner is Grace Property Management, Inc. (herein referred to as "GPM"), a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing under the laws of the State of North Carolina. GPM has approved this agreement and has full power and authority to enter into this Agreement on the Seller's behalf and to sign any and all legal documents required to consummate the transaction which is the subject hereof;

                  (b) Seller is the lawful owner of the Property (being all of the Assets and the Real Property), and at the Closing will have, and will transfer to Purchaser, valid, good and marketable title thereto by a General Warranty Deed, free and clear of any claims, liens, equities or encumbrances (except with regard to the lien of current real estate taxes, as stated above). Seller has, and at the Closing will have, full right and power to sell, assign and transfer the Assets and the Real Property pursuant to this Agreement, and the delivery to Purchaser at the Closing of appropriate instruments of conveyance will pass title to such Assets and Real Property free and clear of any claims, liens, equities, or encumbrances, except as provided herein. The execution and performance of this Agreement, the Deed, the Bill of Sale, Loan Agreement, the Promissory Note, Deed of Trust, Security Agreement, and related documents, including the transfer of Seller's Property hereunder, does not, and will not, conflict



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with or result in a breach, or violate any of the terms, of any agreement, instrument, judgment decree or order to which Seller is a party, or by which it is or may be bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge or encumbrance on, or give to others any interest or right in, any of the Assets of Seller;

                  (c) Seller will not dispose of any of the Assets or the Real Property prior to Closing other than in the normal course of business;

                  (d) As of the Closing, the Equipment and Furniture will be in "as is, where is" condition, without representation or warranty, except that their condition shall not materially change between the date hereof and the date of Closing;

                  (e) As of the Closing, the Inventory is useable as current inventory in the ordinary course of business and is of marketable quality;

                  (f) There are no lawsuits pending or, to the Seller's knowledge, threatened against Seller relating to the Club, the Assets, and/or the Real Property, and Seller is not in material default under any agreements relating to any aspect of the Club or the Real Property;

                  (g) There are no known claims for damages to property or bodily injury (including death) resulting from the use, operation or possession of any of the Assets or the Real Property, or otherwise relating to the operation of the Club prior to the Closing;

                  (h) Seller has all required federal, state and local permits, licenses and variances necessary and relating to the operation of the Club, and the foregoing will be in full force and effect, except for the beer, wine and liquor license, which shall be terminated by Seller as of the Closing Date. Seller has received no notice of any pending or threatened proceeding relating to the revision, cancellation or termination of any of said permits, licenses, and variances necessary for the operation of the Club;

                  (i) There are no labor disputes or legal or administrative proceedings or investigations pending, or, to the Seller's knowledge, threatened, and Seller's employees are not covered by a collective bargaining unit;



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                  (j) As of the Closing, the Real Property and the Club are
covered by insurance in the manner and in the amounts customary in the business. All such policies of insurance are in full force and effect and there are no outstanding premiums due thereon (any prepaid premiums to be prorated at the time of Closing);

                  (k) No representation or warranty of Seller omits or will omit a material fact necessary to make any representation or warranty made not false or misleading;

                  (l) To the best of Seller's knowledge, after diligent investigation and inquiry: there are no hazardous substances in excess of permitted levels or reportable quantities under applicable environmental laws and regulations that are present in, on or under the Real Property, and there is no present or threatened release of any hazardous substance on the Real Property; the Real Property is not subject to any federal, state or local "superfund" lien, proceedings, claim, liability or action, or the threat or likelihood thereof, for the cleanup, removal, or remediation of any such hazardous substance from the Real Property or from any other real property owned or controlled by Seller or in which Seller has any interest, legal or equitable; there is no asbestos on the Real Property; there are no underground storage tanks on the Real Property other than that certain underground storage tank containing fuel oil which is currently in use; by acquiring the Real Property, Purchaser will not incur or be subjected to any "superfund" liability for the cleanup, removal or remediation of any hazardous substance from the Real Property or any liability, cost, or expense for the removal of any asbestos or underground storage tank from the Real Property other than the fuel oil tank referred to above), in each case as a result of the condition of the Real Property on or prior to the Date of Closing pursuant to environmental laws and regulations in effect as of the Date of Closing; and Seller will indemnify, defend, and hold Purchaser harmless from and against any and all claims, demands, liabilities, damages, suits, actions, judgments, fines, penalties, loss, cost and expense (including, without limitation, attorney fees) arising or resulting from, or suffered, sustained or incurred by Purchaser as a result (direct or indirect) of, the untruth or inaccuracy of any of the foregoing matters represented and warranted by Seller to Purchaser or the breach of any of the foregoing covenants and warranties of Seller. All of the foregoing covenants, representations and warranties shall be continued in writing by Seller and be true and correct at the time of closing hereunder. The terms "hazardous substance,"


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"release" and "removal" as used herein shall have the same meaning and definition as set forth in paragraphs (14), (22) and (23), respectively, of Title 42 U.S.C. in Section 6903 and "petroleum" as defined in paragraph (8) of 42 U.S.C. in Section 6991. The term "superfund" as used herein means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, being Title 42 U.S.C. in Section 9601 et seq., as amended, and any similar state statute or local ordinance applicable to the Real Property, including, without limitation, North Carolina laws, and all rules and regulations promulgated, administered and enforced by any governmental agency or authority pursuant thereto. The term "underground storage tank" as used herein shall have the same meaning and definition as set forth in paragraph (1) of 42 U.S.C. in Section 6991;

                  (m) The buildings located on the Real Property are in a state of good repair and are free of significant infestation or structural damage caused by termites, wood borers, or other wood destroying organisms, which fact shall be confirmed by an "Official North Carolina Wood Infestation Report" with regard to each structure located on the Real Property, which Report is to be provided by Seller at its expense and are to be dated within thirty (30) days prior to the date of Closing. [Subsequently amended to provide that the Report will be dated after November 1, 2000 and will be delivered to Purchaser prior to the date of Closing.] If significant infestation or sufficient structural damage are observed, Seller shall in its sole discretion: (i) cause same to be repaired, (ii) provide written notice to Purchaser of its election not to repair same but which notice shall permit Purchaser's closing attorney to escrow funds from the sale proceeds at Closing in an amount equal to the costs of such repair, or (iii) provide written notice to Purchaser of its election not to repair same and which specifically prohibits Purchaser's closing attorney from escrowing funds from the sale proceeds for such repairs, in which case Purchaser may either waive this condition or terminate this Agreement. Provided, however, that this third option, listed as (iii) in this Section 6(m), is available to Seller only if the cost of repair exceeds $10,000.00. The provisions of this Paragraph 6(m) do not apply in any respect to the rain shelters situated throughout the golf course and which are intended to shield golfers from temporarily inclement weather;

                  (n) Other than as set forth in the Fox Squirrel Country Club Rules and Regulations, a copy of which is annexed hereto as Exhibit "D", no representations, covenants, restrictions, or agreements of any nature, whether express or implied (including any rule, regulation, or bylaw relating to



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membership), have been made by Seller or the Club to anyone concerning: (i) the creation of any "equity membership" rights or similar rights or claims of ownership with regard to the Club or the Property; (ii) the total allowable number of members or classes of membership in the Club, (iii) qualifications or approval required for new members; (iv) the amount of initiation fees, deposits, or other fees to be charged to the membership for their use of the Club facilities; (v) or the rights of the members of the Club, including any restrictions or waivers of dues for any members. The membership list attached as Exhibit "H" is a true and correct listing of the current members in the Club and each member's classification (if any) and schedule of dues and fees. At closing, no individual, entity, or member has any: (i) equity interest, right of first refusal, refund rights, financial interest, or any ownership or prescriptive easement or other rights of any nature in the Club or the Property, or (ii) rights to control or restrict the operation of the Property;

                  (o) Seller acknowledges that Purchaser is acquiring only the Property and is not obligated to retain any employee and is not assuming any employment agreement of any nature between Seller and its employees. Seller shall indemnify and hold Purchaser harmless against any claims by any employees terminated by Seller, including, without limitation, any claims filed with the Equal Employment Opportunity Commission;

                  (p) Seller has not entered into any severance or similar arrangement in respect of any present or former officer or employee of Seller that will result in any obligation, whether absolute or contingent, of Purchaser to make any payment to any such present or former personnel following termination of employment by Seller;

                  (q) Purchaser shall not assume or be responsible for, and Seller shall indemnify Purchaser and save Purchaser harmless from, liability for any claims, coverages, reimbursements, or any other liabilities to any employee, beneficiary or other person or entity in connection with any of Seller's employee plans (including, without limitation, any welfare benefits plans) or by reason of any action by Seller or any of its subsidiaries or other affiliates, or any administrator or fiduciary or other person or entity, with respect to any of Seller's employee plans, whether before, on, or after Closing. Seller shall be solely liable and responsible for any and all assets, liabilities, and benefits accrued under Seller's qualified pension and savings plans, if any, as of Closing. Purchaser shall not assume, and Seller shall indemnify Purchaser and save Purchaser harmless from, any liability or obligation whatsoever with respect to Seller's pension and savings plans, if any, prior to, on, or after Closing. Notwithstanding anything to the contrary contained herein, any representation made in this Paragraph by Seller concerning Seller's employees shall be limited to those persons employed at the Club;

                  (r) Seller agrees to pay and be liable to Purchaser and its affiliates and shall assume, indemnify, defend, and hold harmless Purchaser and its affiliates from and against and in respect of any and all losses, damages, liabilities, taxes, sanctions that arise under the Internal Revenue Code of 1986, as amended (the "Code"), interest and penalties, cost and expenses (including, without limitation, disbursements and reasonable legal fees incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment, or judgment) imposed upon, incurred by, or assessed against Purchaser or any of its affiliates or any of their respective employees arising by reason of or relating to any failure to comply with the continuation health care coverage requirements of the Code and of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which failure occurred with respect to any current or prior employee of Seller or any qualified beneficiary of such employee (as defined in the Code) on or prior to the Closing Date;

                  (s) All payroll taxes, sales taxes, alcohol taxes, use taxes, and all other obligations arising from and as a result of the operation of the Club and due or to become due to any governmental or quasi-governmental authority, whether municipal, state, county, or federal, accruing prior to Closing shall be paid in full by Seller, and Seller shall not take nor omit to take any action with respect to said taxes which would prevent Purchaser's performance of its obligations hereunder or impose upon Purchaser any obligation not contemplated herein;

                  (t) Between the date hereof and Closing, Seller shall not, except pursuant to existing agreements to which Seller is bound and copies of which have been delivered to Purchaser, (i) increase the salary of any employee of the Club, or (ii) enter into any oral or written agreement with any individual or firm concerning employment or providing services to the Club, or
(iii) enter into any agreement with
the Club membership or modify the membership bylaws of the Club, if any; and

                  (u) To the best of Seller's knowledge, Seller's use of the Real Property as a golf course and country club has been permissible under all applicable laws, rules, regulations and ordinances, including without limitation, those pertaining to species of flora and wildlife considered by the U.S. Fish and Wildlife Service to be either threatened or endangered species.


         7. PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller that:

                  (a) Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of South Carolina.

                  (b) Purchaser has the power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions provided for herein with respect to it. Such execution, delivery, performance and consummation have been duly authorized by all necessary action on the part of Purchaser, and will not contravene the Operating Agreement of Purchaser or conflict with, result in breach of, or entitle any party to terminate or call a material default with respect to, any agreement or instrument to which Purchaser is a party or by which Purchaser or its properties are bound. This Agreement constitutes the valid and binding obligation of Purchaser.

                  (c) Purchaser has no knowledge of any claim, litigation or proceeding pending or threatened against Purchaser, which if decided adversely to Purchaser, would preclude Purchaser from consummating the transactions contemplated by this Agreement or would subject Seller to any liability.

                  (d) The execution and performance of this Agreement and related documents, does not, and will not, conflict with or result in a breach, or violate any of the terms, of any agreement, instrument, judgment, decree, or order to which Purchaser is a party or by which it is or may be bound, or constitute a default thereunder.


         8. INTENTIONALLY OMITTED.

         9. EMPLOYEES. Purchaser agrees to interview those personnel of Seller that Purchaser determines are suitable candidates for employment with Purchaser.


         10. BROKERAGE FEES. Seller is represented by Deloris Gausch d/b/a Golf Exchange. Commission fees shall be payable as set forth in the listing agreement between Seller and Seller's broker. Purchaser represents to Seller that it has not entered into any contract with a broker regarding a commission and has not had discussions which could give rise to a claim by a broker for a commission or fee of any kind in connection with the transactions contemplated by this Agreement. Seller shall indemnify Purchaser and hold it harmless from and against all loss, claims, costs, damages, or expenses, including attorneys fees, incurred by Purchaser in any action based upon a claim by a broker that Seller has employed or allegedly employed in connection with the transaction contemplated by this Agreement other then those listed above. Purchaser shall likewise indemnify Seller and hold it harmless from and against all loss, claims, costs, damages, or expenses, including attorneys fees, incurred by Seller in any action based upon a claim by a broker that Purchaser has employed or allegedly employed in connection with the transaction contemplated by this Agreement other then those listed above. The term "broker" shall include any party who claims a commission or finder's fee of any kind in connection with the sale or purchase of the Property contemplated hereby.


         11. BEER, WINE AND LIQUOR LICENSE. At Closing, Seller's beer, wine and liquor license shall cease to be effective for the food and beverage service. Seller shall, if requested by Purchaser, assist Purchaser prior to Closing to obtain a temporary license in Purchaser's name for the sale of beer, wine and/or liquor in connection with the food and beverage service, which temporary license shall not be effective prior to Closing.


         12. TIME AND PLACE OF CLOSING. Subject to the terms and conditions contained in this Agreement, the Closing of this transaction shall take place at a mutually agreeable location, on or before the date that is ninety (90) days after the date of this Agreement to close or such other time and place as the parties may agree. The term "Closing" as used herein shall mean the actual date on which the Closing of this transaction shall occur.

                           (a) Possession of Assets. Purchaser shall take
                  possession of the Real Property and all the Assets of Seller purchased hereunder, immediately upon the close of business on the day of Closing.

                           (b) Documents/Items To Be Delivered by Seller at
                  Closing. Seller shall deliver to Purchaser at Closing the following:

                           (i) General Warranty Bill of Sale and Assignment by
                  which Seller shall transfer and assign to Purchaser its right, title and interest in and to the Assets;

                           (ii) General Warranty Deed to the Real Property and
                  Seller's Affidavits in the form of lien waivers typically used in transactions of this type in Brunswick County, North Carolina;

                           (iii) Such other documents as are necessary to effect
                  the transactions contemplated herein;

                           (iv) All keys, locks or codes for security devices
                  for the Property, including keys for the golf carts and other vehicles transferred to Purchaser hereunder;

                           (v) Written notice substantially in the form approved
                  by Purchaser's attorney from Seller to each existing member of the Club, if any, and any new member of the Club (collectively the "Members") stating the Property has been sold to Purchaser and directing all Members to regard Purchaser, or its assigns, as the owner of the Club and to make membership account payments, if any, to the party and at the address specified by Purchaser and set forth in such notice;

                           (vi) Originals (if available) or copies (if originals
                  are not available) of all licenses and permits applicable to the Property in possession of the Seller which can be transferred to Purchaser and the executed application, transfer or notification forms necessary to effect the transfer to Purchaser of such licenses and permits;

                           (vii) Originals (if available) or copies (if
                  originals are not available) of all building plans, agreements, and contracts applicable to the Property.

                  (c) Documents/Items To Be Delivered by Purchaser at Closing. Purchaser shall deliver to Seller at Closing the following:

                           (i) LLC resolutions of the members and manager(s) of
                  Purchaser approving the purchase contemplated herein as well as verifying the authorized officer of Purchaser who will be executing this Agreement;

                           (ii) Certificate of Existence/Good Standing for
                  Purchaser from the appropriate Secretary of State of North Carolina;

                           (iii) The Loan Agreement, Promissory Note, Deed of
                  Trust and Security Agreement of even date herewith, and any other documents, fully executed, which may reasonably be required to consummate the transaction contemplated by this Agreement; and

                           (iv) The cash portion of the Purchase Price and the
                  amount of any pro rations due from Purchaser, if any.


         13. CONDITIONS PRECEDENT TO CLOSING. The obligations of each party hereunder to proceed with the Closing and the purchase of the Assets and the Real Property are, unless waived by such party, subject to the satisfaction of the following conditions on or before the Closing:

                  (a) Representations and Warranties True at Closing. All representations and warranties made in this Agreement shall be true, correct, and complete in all material respects on and as of the Closing and the obligations to be performed under this Agreement shall have been performed and all necessary or appropriate corporate authorizations have been obtained.

                  (b) No Material Destruction. The Club, the Real Property, and the Assets of Seller have not been materially or adversely affected in any way. If the Club, the Real Property, or the Assets of Seller have been damaged in any way prior to Closing, Purchaser has the option to:

                           (i) decline to purchase the damaged Real Property
                  and/or Assets; or

                           (ii) consummate the transaction with respect to the
                  damaged Assets and/or Real Property, provided that the Purchase Price shall be reduced by the amount of the damage.

                  (c) Compliance with Agreement. Seller and Purchaser shall have substantially performed and complied with all of their respective obligations under this Agreement which are to be performed or complied with prior to or at the Closing.

                  (d) No Litigation. No suit, action, restraining order, or other proceeding shall be pending or threatened before any court or governmental agency (state or federal) in which it is or will be sought to restrain, prohibit, delay, modify, or obtain damages or any other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or in connection with any claim against Seller. In addition, no notification shall have been issued by any governmental agency which sets forth its opposition to the transactions contemplated by this Agreement or any part thereof.

                  (e) Bankruptcy. No voluntary or involuntary petition in bankruptcy or other legal action brought under the bankruptcy or insolvency laws of the United States or any state shall be pending by or against either party, or the parent of such party. If any such proceeding shall be pending at or prior to the Closing, this Agreement shall automatically terminate and be rendered null and void.


         14. CONDUCT OF SELLER'S BUSINESS PENDING CLOSING. During the pendency of this sale, prior to and after the date hereof to the Date of Closing, Seller shall have the right to operate the Club in the normal course of business, as a going concern, as heretofore provided. Provided, however, that during said intervening period of time:

                  (a) Purchases of Merchandise and Supplies. Seller shall confine its purchases for the Club to the purchase of merchandise for sale in the golf pro shop and the food and beverage service, and to supplies required for the pro shop and food and beverage service, in each case as are needed in Seller's sole judgment. On the Date of Closing, Seller shall provide Purchaser with a written list of, and invoices for, all merchandise and supplies to be delivered and paid for by Purchaser after Closing.

                  (b) No Changes to Contracts. Seller will not, without the prior written consent of Purchaser, make any changes or modifications to any contract or agreement or incur any further obligation or commitment with regard to the Club except for purchases in the ordinary course of business and commitments necessary in the normal operation of the Club. Seller will use its best efforts to preserve the Club intact, and to preserve for Purchaser the good will of suppliers, customers, and others having dealings with the Club.

                  (c) Maintenance of Assets. All Assets and the Real Property that are to be sold hereunder will not be in the possession or control of the Purchaser prior to the Closing. However, such Assets and Real Property will be kept and maintained by Seller in their "as is" condition as of the date hereof, normal wear and tear excepted and Seller will duly maintain the Real Property in its as is condition as of the date hereof.

                  (d) No Breach or Default. Seller shall not do any act or omit to do any act, which will cause a breach or default pertaining to the Club or any of its contracts, leases, commitments, or obligations. Seller will duly comply with all laws applicable to the conduct of the Club.

                  (e) Notification as to Material Events. Seller will promptly notify Purchaser in writing of any material event or any change in the Club or affairs of Seller with respect to the Assets and/or the Real Property or the filing or threat of any litigation affecting the Club which may occur during such period, whether or not occurring in the usual or ordinary course of business.


         15. PRORATIONS; ACCOUNTS RECEIVABLE. Items (a) through (d) below will be prorated between the parties as of the Date of Closing:

                  (a) Utilities. Any utility charge.

                  (b) Other Expenses. Any other applicable expenses of the Club shall be prorated, such as prepaid service contracts and insurance premiums (if any).

                  (c) Taxes. Real and personal property taxes shall be prorated between the parties, so that Seller shall bear any of such taxes levied or assessed against the Real Property and/or the Assets for any period prior to the Closing, and Purchaser shall bear any of such taxes levied or assessed against the Real Property and/or the Assets for any period on or after the Closing. In the event any deficiencies are assessed or refunds made with respect to any of such taxes, deficiencies shall be the responsibility of, or refunds shall be paid to, the party having the responsibility for the payment of the tax pursuant to this paragraph. Any sales or other taxes attributable to the activities of Purchaser prior to the Closing shall be the responsibility of Purchaser.

                  (d) Membership Dues and Trail Fees. Membership dues and trail fees paid by any Member of the Club prior to the Closing Date in respect of any period after the Closing Date shall be pro rated between Purchaser and Seller so that Purchaser receives the benefit of such dues and fees in respect of the period after the Closing Date and Seller retains the benefit of such dues and fees in respect of the period up to and including the Closing Date.

                  (e) Accounts Receivable. All of Seller's accounts receivable which were accrued and earned in connection with the operation of the Club prior to the Closing date shall remain the property of the Seller. In order to facilitate the collection of such receivables, Purchaser agrees to attempt to collect them for the benefit of Seller for a period of ninety (90) days following the Closing date. Purchaser shall account for and shall pay to Seller all of such receivables which are collected by Purchaser within fifteen (15) days after each billing date which occurs after the Closing, but within ninety
(90) days following the Closing. Purchaser shall make a final accounting and payment to Seller within one hundred five (105) days following the Closing date (the "Collection Period"). Purchaser's obligation to exercise efforts to collect Seller's receivables shall not be greater than Purchaser's efforts to collect accounts receivable owing to Purchaser, and if any of Seller's receivable remain unpaid at the end of the Collection Period, Purchaser shall provide a list of the unpaid accounts to Seller, and Purchaser shall thereafter have no obligation to Seller with regard to such receivables.


         16. TERMINATION OF AGREEMENT.

         16.1 Termination Prior to Closing. Purchaser may, in its sole discretion, terminate this Agreement by providing written notice to Seller: (i) within sixty (60) days of the date of this Agreement for any reason whatsoever, or no reason; (ii) within ninety (90) days if Seller elects not to effect the removal of any hazardous or toxic chemical, material substance or waste and restore the Property pursuant to Paragraph 4.3 hereof and Purchaser has not waived the condition set forth in Paragraph 4.3; or (iii) if the Closing Date is extended pursuant to Paragraph 4.3 hereof and a Closing has not occurred by the end of such additional ninety (90) days period.

         16.2 Termination Prior to Closing by Seller. Seller may, in its sole discretion, terminate this Agreement by providing written notice to Purchaser
(i) if a Closing does not occur within ninety (90) days of the date of this Agreement and the Closing Date has not been extended pursuant to Paragraph 4.3 hereof; or (ii) if the Closing Date is extended pursuant to Paragraph 4.3 hereof and a Closing has not occurred by the end of such additional ninety (90) day period.

         16.3 Remedy. In the event that either party shall fail to perform any covenant, obligation or agreement to be performed by it prior to Closing, then the only remedy available to the nondefaulting party shall be to terminate this Agreement, in which case the escrow deposit, together with all interest, if any, thereon, shall be paid as set forth in Paragraph 19 hereof.


         17. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed received, and shall be effective three (3) business days after mailing, if mailed, certified mail, postage prepaid, to the parties at the addresses given below, unless another address shall be furnished to the other party in writing.

         NOTICES TO SELLER shall be sent to:

                  Grace Property Management, Inc.
                  P.O. Box 163
                  Glen Head, NY 11545
                  ATTN: Mr. Davis P. Stowell, Vice President

                  With a required copy to:

                  Thomas L. Seifert, P.C.
                  515 Madison Avenue, Suite 2600
                  New York, NY 10022

         NOTICES TO PURCHASER shall be sent to:

                  ATTN: Steven White
                  WW-Golf & Services, LLC
                  2534 B West Palmetto Street
                  Florence, SC 29501

                  With a required copy to:

                  Dalton B. Floyd, Jr., Esquire
                  The Floyd Law Firm PC
                  P.O. Drawer 14607
                  Surfside Beach, SC 29587-4607


         NOTICES TO ESCROW AGENT shall be sent to:

                  For Physical Delivery:

                  First Citizens Bank
                  212 1/2 North Howe Street
                  Southport, NC  28461
                  Attention: Betty Cowan

                  If Mailed:

                  First Citizens Bank
                  P.O. Box 10309
                  Southport, NC  28461
                  Attention: Betty Cowan


         18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         19. ESCROW DEPOSIT. In the event that this Agreement is terminated pursuant to Paragraph 16(a) or 16(b) hereof, the escrow deposit, together with any interest, if any, earned thereon, will be returned to Purchaser and this Agreement shall thereafter be null and void for all purposes.


         20. LITIGATION EXPENSES. In the event it becomes necessary for either party to initiate any claim or proceeding in order to enforce its alleged rights under the terms of this

Agreement, then the prevailing party shall be entitled to reimbursement of its costs and reasonable attorneys' fees incurred as a result of any such claim, proceeding or litigation, including but not limited to those caused by appellate proceedings.


         21. NATURE AND SURVIVAL OF REPRESENTATIONS. All statements contained in any certificate, instrument or document delivered by or on behalf of any of the parties to this Agreement, pursuant thereto or in connection with the transaction contemplated thereby, shall be deemed to be representations and warranties made by the respective party thereunder. All representations and warranties made by the parties each to the other in this Agreement or pursuant thereto shall be true and correct at Closing BUT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NONE OF SELLER'S OR PURCHASER'S REPRESENTATIONS AND WARRANTIES SHALL SURVIVE THE CLOSING.


         22. ESCROW AGENT. First Citizens Bank shall act as the Escrow Agent receiving funds pursuant to this Agreement, and said Escrow Agent is authorized and agrees by acceptance thereof to promptly deposit and hold the same in escrow and to disburse the same subject to clearance thereof in accordance with the terms and conditions of this Agreement. Failure of clearance of funds shall not excuse performance by the Purchaser. In the event of breach or default of this Agreement, the Escrow Agent may in its sole discretion, continue to hold the monies which are the subject of this escrow until the parties mutually agree to the disbursement thereof, or until a judgment of a court of competent jurisdiction shall determine the rights of the parties thereto, or it may deposit all monies held pursuant to this Agreement with the Clerk of Court for Brunswick County and upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully terminate, except to the extent of an account of any monies theretofore delivered out of escrow. In the event of any suit between Purchaser and Seller wherein the Escrow Agent is made a party by virtue of acting as such Escrow Agent hereunder, or in the event of any suit where Escrow Agent interpleads the subject matter of this escrow, the Escrow Agent shall be entitled to recover reasonable attorney's fees and costs incurred, said fees and costs to be charged and assessed as court costs in favor of the prevailing party. All parties agree that Escrow Agent shall not be liable to any party of person whomsoever the mis-delivery to Purchaser or Seller of monies subject to this escrow, unless such mis-delivery shall be due to willful breach of this Agreement or gross negligence on the part of the Escrow Agent. The Escrow Agent must confirm and acknowledge the terms set forth in Item 22 by a separate agreement.


         23. OPERATIONS OF THE CLUB. From and after Closing, Steven White ("White") shall manage the Club on behalf of Purchaser as a golf country club in a professional manner consistent with accepted industry practice. For as long as Purchaser owns the Club, each of White's successors as manager of the Club shall be experienced in managing a golf course and country club, and shall manage the Club on behalf of Purchaser as golf course and country club in a professional manner consistent with accepted industry practice. The foregoing requirement shall be continuing and remain in effect until seven (7) years and six (6) months after the Closing Date (the "Operating Period"). In the event that Purchaser sells the Club or all or substantially all of the Club's assets prior to the end of the Operating Period, Purchaser shall require that any purchase and sale contract provide that, until not earlier than the end of the Operating Period, such purchaser be required to (i) operate the Club as a golf course and country club in a professional manner consistent with accepted industry practice, (ii) retain a manager experienced in managing a golf course and country club to manage the Club on behalf of such purchaser, and (iii) require that all subsequent purchasers be required to operate the Club as a golf course and country club in a professional manner consistent with accepted industry practice, and retain a manager experienced in managing a golf course and country club to manage the Club on behalf of each such purchaser. The deed transferring ownership of the land from Seller to Purchaser shall contain the following restrictions: The above described property shall be managed as a golf country club in a professional manner by an individual experienced in managing a golf course consistent with accepted industry practice. This requirement shall continue and remain in effect until seven (7) years and six (6) months from the date of this conveyance.


         24. ASSIGNMENT. This Agreement may not be assigned or transferred by any party without the prior written consent of the other party.

         25. APPLICABLE LAW; INTERPRETATION; SEVERABILITY.

         25.1 Applicable Law. This Agreement shall be construed in accordance with the law of the State of North Carolina.

         25.2 Interpretation. No provision of this Agreement shall be construed against or interpreted to the disadvantage of either Purchaser or Seller having, or being deemed to have, structured or dictated such provisions, the parties hereto acknowledging that the parties hereto have jointly participated in the negotiation, drafting and preparation of this Agreement.

         25.3 Severability. In the event that any portion of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


         26. CONSTRUCTION; CAPTIONS.

         26.1 Construction. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

         26.2 Captions. Paragraph headings and captions are inserted for convenience only, and shall not be deemed to constitute a part of this Agreement.


         27. ENTIRE AGREEMENT; CONFIDENTIALITY; PUBLICITY. This Agreement sets forth the entire understanding and agreement between the parties with reference to the subject matter hereof and may not be altered, amended, modified or terminated except in writing and with the consent of both parties. Notwithstanding the foregoing, the parties agree that the Confidentiality and Non-Disclosure Agreement entered into between the parties, a copy of which is contained in Exhibit "E" annexed hereto, remains in full force and effect between them. The parties agree that no public disclosure, press release, or announcement concerning any of the provisions of this Agreement will be made by either party without the prior written approval of both parties; provided, however, Purchaser acknowledges that Seller is obligated to make a timely disclosure of certain facts regarding the transaction contemplated hereby on
Schedule 8-K and in Seller's annual and
quarterly statements on Forms 10-K and 10-Q pursuant to applicable securities laws, and Purchaser will unreasonably withhold its approval of such disclosures.


         WITNESS OUR HANDS AND SEALS this 18th day of October, 2000.

WITNESSES:                                      PURCHASER:

                                                    WW-GOLF & SERVICES, LLC


                                                By: /S/ STEVEN C. WHITE
---------------------------                         -------------------------
                                                    Name:  Steven C. White
                                                    Title: President
---------------------------


WITNESSES:                                      SELLER:

                                                GRACE PROPERTY MANAGEMENT, INC.


                                                By: /S/ DAVIS P. STOWELL
---------------------------                         -------------------------
                                                    Name:  Davis P. Stowell
                                                    Title: Vice President
---------------------------

STATE OF SOUTH CAROLINA  )
                         )           ACKNOWLEDGEMENT
COUNTY OF _______________)  (S.C. CODE ANN. SECTION 30-5-30(B)(C))


         I, ____________________________________, a notary public for South
Carolina, do hereby certify that Steven White as _____________________ of WW-Golf & Services, LLC personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

         Witness my hand and official seal this _____ day of ______________, 2000.


                                            _____________________________(L.S.)
                                            Notary Public in and for S.C.

My Commission Expires:_______________



STATE OF NEW YORK        )
                         )           ACKNOWLEDGEMENT
COUNTY OF NASSAU         )  (S.C. CODE ANN. SECTION 30-5-30(B)(C))


         I, ____________________________________, a notary public for New York, do hereby certify that Davis P. Stowell, as Vice President of Grace Property Management, Inc., the general partner of Reeves Telecom Limited Partnership, personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

         Witness my hand and official seal this _____ day of ______________, 2000.


                                            _____________________________(L.S.)
                                            Notary Public in and for N.Y.

My Commission Expires:_______________

                                   EXHIBIT "A"

                             DESCRIPTION OF PROPERTY

                         [LEGAL DESCRIPTION OF PROPERTY
                     NOT INCLUDED WITH EXHIBIT TO FORM 10-Q]

                                   EXHIBIT "B"

                             EQUIPMENT AND FURNITURE

                     [TABLES LISTING EQUIPMENT AND FURNITURE
                   ARE NOT INCLUDED WITH EXHIBIT TO FORM 10-Q]

                                   EXHIBIT "C"

               INVENTORY OF PRO SHOP AND FOOD AND BEVERAGE SERVICE

              [INVENTORY OF PRO SHOP AND FOOD AND BEVERAGE SERVICE
                        TO BE INSERTED PRIOR TO CLOSING]

                                   EXHIBIT "D"

                 FOX SQUIRREL COUNTRY CLUB RULES AND REGULATIONS

                       [RULES AND REGULATIONS NOT INCLUDED
                           WITH EXHIBIT TO FORM 10-Q]

                                   EXHIBIT "E"

                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

                             [AGREEMENT NOT INCLUDED
                           WITH EXHIBIT TO FORM 10-Q]

                                   EXHIBIT "F"

                             FORM OF PROMISSORY NOTE

                            [FORM OF PROMISSORY NOTE
                     NOT INCLUDED WITH EXHIBIT TO FORM 1O-Q]

                                   EXHIBIT "G"

                             FORM OF LOAN AGREEMENT

STATE OF NORTH CAROLINA )
                        )                      LOAN AGREEMENT
COUNTY OF BRUNSWICK     )


                  THIS LOAN AGREEMENT (the "Loan Agreement") is made and entered into this _____ day of ___________, 2000, by and between WW-Golf & Services, LLC, a South Carolina limited liability company (hereinafter referred to as "Borrower") and Reeves Telecom Limited Partnership, a South Carolina limited partnership (hereinafter referred to as "Lender").

                  WHEREAS, Lender is the owner of Fox Squirrel Country Club, which is situated within the City of Boiling Spring Lakes, North Carolina (herein called the "Club"); and

                  WHEREAS, Borrower desires to purchase, and Lender agrees to sell to Borrower, all of the real property and other assets of the Club, to which end Borrower and Lender have each executed the Purchase and Sale Agreement; and

                  WHEREAS, to effect such transaction, Borrower has requested Lender extend to it credit in an aggregate principal amount of SEVEN HUNDRED TWELVE THOUSAND FIVE HUNDRED AND NO/100THS DOLLARS ($712,500.00); and

                  WHEREAS, Lender is willing to extend such credit to Borrower on the terms and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

                  1.1 Definitions. The following terms, as used herein, have the following meanings:

                  "Affiliate" means, in respect of any Person, any other Person that directly or indirectly controls, is con trolled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such other Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Assets" has the meaning set forth in the Purchase and Sale Agreement.

                  "Borrower" means WW-Golf & Services, LLC, a South Carolina limited liability company, and its successors.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized to be closed.

                  "Capital Expenditures" means, for any period, the aggregate of all expenditures (including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Borrower) by Borrower during such period that, in conformity with GAAP, are required to be included in the property, plant or equipment or similar fixed capital or asset accounts reflected in the consolidated balance sheet of Borrower (including equipment that is purchased simultaneously with the trade-in of existing equipment owned by Borrower to the extent of the gross amount of such purchase price less the trade-in value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

                  "Capital Lease," as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, has been or would be required to be accounted for as a capital lease on the consolidated balance sheet of that Person.

                  "Cash Flow" means, for any Person and for any period, such Person's Consolidated Net Income for such period adjusted: (a) by the addition of the sum (without duplication) of such Person's (i) interest expense for such period, (ii) provision for Taxes based on or measured by income in respect of such period, and (iii) depreciation and amortization expense for such period, in each case only to the extent such items were deducted in the determination of such Person's Consolidated Net Income, and (b) by the subtraction of any non-cash items of income included in the determination of such Person's Consolidated Net Income.

                  "Change of Control" means either (i) a Person or "group" (within the meaning of section 13(d)(3) of the Securities Exchange Act of 1934) acquiring or having beneficial ownership of securities (including options, warrants, rights and convertible and exchangeable securities) having a majority of the ordinary voting power of the capital stock of Borrower (assuming exercise or conversion solely of the securities held by such Person or group) or (ii) the election of a majority of the directors of Borrower who are not currently directors of Borrower and are not designated or approved by a majority of Borrower's current directors or their designated or approved successors.

                  "Closing Date" shall have the meaning assigned to such term in the Purchase and Sale Agreement.

                  "Club" shall have the meaning assigned to such term in the Purchase and Sale Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                  "Consolidated Current Assets" means at any date the consolidated current assets of Borrower determined as of such date.

                  "Consolidated Current Liabilities" means at any date (i) the consolidated current liabilities of Borrower plus (ii) the current liabilities of any Person (other than Borrower) that are Contingent Liabilities of Borrower, all determined as of such date, less (iii) that portion of the Principal Amount required by GAAP to be treated as a current liability of Borrower if, and only if, the Loan is not then in default.

                  "Consolidated Net Income" means, for any Person and for any period, the net income (or loss, as the case may be) of such Person and its Subsidiaries during such period, determined on a consolidated basis; provided, that (i) the net income of any Person acquired in a transaction accounted for as a pooling of interests shall be excluded for any period prior to the date of such acquisition and (ii) the net income of any Subsidiary of such Person that is organized, or whose principal place of business is located, in a country other than the country in which such Person is organized or in which such Person's principal place of business is located shall be excluded to the extent such Subsidiary is not permitted (by law, by contract or otherwise) to remit to such Person freely convertible currency in an amount equal to such net income to such Person.

                  "Consolidated Tangible Net Worth" means at any date the consolidated stockholders' equity of Borrower less its consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items, (ii) all equity investments in Persons that are not Subsidiaries, and (iii) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made in connection with the acquisition of such business) subsequent to the Closing Date in the book value of any asset owned by Borrower.

                  "Consolidated Working Capital" means at any date the amount by which Consolidated Current Assets exceeds Consolidated Current Liabilities as of such date.

                  "Contingent Liability" of any Person means any obligation of such Person directly or indirectly guaranteeing, or in any manner providing for the payment of, any Debt or other monetary obligation of any other Person, whether or not contingent, or otherwise protecting the holder of such Debt or other monetary obligation against loss (whether by letter of credit, by virtue of partnership arrangements or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or otherwise), or any other contingent or indirect liability of such Person in respect of the Debt or other monetary obligations of any other Person; provided that the term Contingent Liability shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable not more than

12 months from the date of incurrence, (iv) all obligations of such Person as lessee under Capital Leases, (v) the undrawn face amount of any outstanding letters of credit issued in favor of such Person, and all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument, (vi) all Debt or other monetary obligations (of such Person or of others) secured by a Lien on any asset of such Person, whether or not such Debt or other monetary obligation is assumed by such Person, (vii) all obligations of such Person to pay a specified purchase price for assets, goods, securities or services whether or not delivered or accepted (including take-or-pay arrangements and similar obligations), (viii) all obligations of such Person under conditional sale or other title retention agreements (even if the remedies of the sellers or lenders under such agreements in the event of a default thereunder are limited to the repossession or sale of the property or assets covered thereby), and (ix) all Debt or other monetary obligations of others in respect of which such Person has any Contingent Liability.

                  "Deed of Trust" means the Deed of Trust of even date herewith, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would become an Event of Default.

                  "Dollars" and "$" each means the lawful currency of the United States of America.

                  "Environment" means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air both inside and outside of buildings and structures, and plant and animal life on earth.

                  "Environmental Laws" means federal, state, local, foreign and other laws, rules or regulations, permits and licenses, guidance documents, orders, decrees, judgments, injunctions or other requirements issued, promulgated, approved or entered thereunder by any Governmental Authority relating to or imposing liability for or establishing standards of conduct concerning Hazardous Substances, the protection of the Environment or the promotion of public health and safety, as now or hereafter may be in effect, including those relating to the Release or threatened Release of Hazardous Substances into the Environment or otherwise relating to the presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

                  "Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, obligations to conduct Remedial Actions, losses, judgments, damages (including consequential, treble, exemplary and punitive damages), costs and expenses of whatsoever kind or nature (including all fees, disbursements and other charges of counsel, expert and consulting fees, costs of investigations and feasibility studies and laboratory fees), Taxes, fines, penalties and other monetary sanctions, together with any interest due thereon, in each case whether direct or indirect, known or unknown, absolute or contingent, past, present or future, arising under any Environmental Law or resulting from any claim or demand by any Governmental Authority or other Person (whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise), in any way related to or in respect of
(i) on-site environmental, health or safety conditions, (ii) actions necessary to cause the operations of, or the real property, assets or facilities currently or previously owned, leased or operated by, Borrower or its Subsidiaries to be in compliance with all Environmental Laws or (iii) the Release or threatened Release of Hazardous Substances into the Environment, as a result of past, present or future operations of Borrower, its Subsidiaries or its or their predecessors, or any previous owners, operators or lessees of any of the real properties, assets or facilities owned, leased or operated thereby.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means Borrower and any other Person that is a member of the same controlled group as, or is treated as a single employer with, Borrower or any such Subsidiary under section 414(b), (c), (m) or (o) of the Code.

                  "Event of Default" has the meaning set forth in Section 6.1 hereof.

                  "Fixed Charges" means, for any Person and for any period, the sum of (i) consolidated interest expense of such Person (adjusted to reflect the net effective interest rate paid or payable after giving effect to any amounts paid or payable, or actually received, pursuant to any interest rate or currency swap, interest rate or foreign exchange rate hedging transaction or other similar arrangement designed to reduce exposure to fluctuations in foreign exchange or interest rates on Debt of such Person and its Subsidiaries (other than inter-company debt)) during such period, excluding the amortization of original issue discount and the payment of interest on subordinated debt securities paid in securities of like kind but including cash amounts paid upon the maturity, redemption or other payment of such amortized amount or of the principal amount of such like-kind securities,
(ii) rentals payable by such Person and its Subsidiaries during such period under leases, whether or not included in Debt (other than any rental obligations as lessee under leases that are properly recorded as payments of principal under Capital Leases under GAAP), with an initial lease term (as defined in Financial Accounting Standards Board Statement No. 13, as in effect on the date hereof) of one year or more, and (iii) dividends paid or payable during such period on any preferred stock issued by such Person or its Subsidiaries (excluding dividends paid or payable by such a Subsidiary to such Person or one of its Subsidiaries or dividends paid or payable solely in equity securities having no mandatory redemption or repurchase rights).

                  "GAAP" and "generally accepted accounting principles" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

                  "Governmental Authority" means (i) any government or political subdivision thereof, whether foreign or domestic, national, state, county, municipal or regional or any other governmental authority, (ii) any agency or instrumentality of any such government, political subdivision or other governmental entity (including any central bank or comparable agency), (iii) any court, arbitral tribunal or arbitrator and (iv) any non-governmental regulating body, to the extent that the rules, regulations or orders of such body have the force of law.

                  "Hazardous Substance" means any "hazardous substance" as such term is defined in Title 42 U.S.C. Section 6903, or "oil" or "pollutant or contaminant," as those terms are defined in 40 C.F.R. Section 300.5, including substances that are expressly excluded from such definitions as so defined; as well as any other substance that is defined or regulated under any applicable Environmental Law as a hazardous or toxic substance, a hazardous, industrial, toxic or special waste, a hazardous material, or any hazardous constituent thereof.

                  "Hazardous Waste" means "hazardous waste," as such term is defined in Section 1004(5) of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6903(5), and in regulations promulgated thereunder at 40 C.F.R.
Part 261, as amended from time to time, but including materials that are expressly excluded from the definition of such term pursuant to 40 C.F.R.
Section 261.4(b)(4-10) and (c); as well as any other hazardous, toxic or special waste defined or regulated as such under other Environmental Laws.

                  "Investment" means any investment in any Person, whether by means of purchase of stock or other securities, loan, capital contribution or otherwise.

                  "Lender" means Reeves Telecom Limited Partnership, a South Carolina limited partnership, and its successors and assigns.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Loan Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

                  "Loan" means an extension of credit to Borrower pursuant to
Article 2 hereof.

                  "Loan Agreement" means this Loan Agreement (including all schedules, exhibits, annexes and appendices hereto), as the same may be amended, supplemented or otherwise modified from time to time.

                  "Loan Documents" means this Loan Agreement, and the Promissory Note, the Deed of Trust and Security Agreement of even date herewith, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Long-Term Debt" means at any date, with respect to any Person, all Debt of such Person and its Subsidiaries

(determined on a consolidated basis) that is not a current liability as of such date.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time (or any successor regulation).

                  "Material Adverse Change" means, in respect of any Person, a material adverse change in the condition (financial or otherwise), results of operations, business, assets or prospects of such Person and its Subsidiaries (taken as a whole).

                  "Material Adverse Effect" means, in respect of any Person, an effect that has resulted or could reasonably result in a Material Adverse Change in or to such Person or a material adverse effect on the ability of such Person or any of its Subsidiaries to perform its obligations under any of the Loan Documents.

                  "Multiemployer Plan" means a "multiemployer plan" within the meaning of section 4001(a)(3) of ERISA with respect to which any ERISA Affiliate has any direct or indirect, fixed or contingent liability.

                  "Non-Excluded Taxes" has the meaning set forth in Section 2.9(a) hereof.

                  "Ordinary Course Encumbrances" has the meaning set forth in
Section 5.13 hereof.

                  "Other Taxes" has the meaning set forth in Section 2.9(b) hereof.

                  "Pension Plan" means an employee pension benefit plan as defined in Section 3(2) of ERISA (including a Title IV Plan) with respect to which any ERISA Affiliate has any direct or indirect, fixed or contingent liability, other than a Multiemployer Plan.

                  "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust, a Governmental Authority or any other entity or organization.

                  "Principal Amount" means at any time the aggregate principal amount outstanding owed by Borrower to Lender under the Promissory Note.

                  "Promissory Note" means the Promissory Note of even date herewith, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Purchase and Sale Agreement" means the Purchase and Sale Agreement of even date herewith between Borrower, as purchaser, and Lender, as seller, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Quarterly Date" means each March 31, June 30, September 30 and December 31.

                  "Real Property" has the meaning set forth in the Purchase and Sale Agreement.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, or any successor regulation thereto.

                  "Release" shall have the same meaning and definition as set forth in paragraph (22) of Title 42 U.S.C. Section 6903.

                  "Remedial Action" means all action, whether voluntary or involuntary, necessary (i) to clean-up, remove, treat or in any other way remediate Hazardous Substances in the Environment; (ii) to prevent the Release of Hazardous Substances so that they do not endanger or otherwise adversely affect the Environment or public health or welfare; or (iii) to perform pre-remedial studies, investigations, monitoring or care on, in or under any real property, assets or facilities.

                  "Reportable Quantity" means a quantity of a Hazardous Substance that is required to be reported, upon its Release into the Environment or otherwise, to any Governmental Authority under any applicable Environmental Law.

                  "Restricted Payment" means (i) any dividend or other distribution on any share of Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment by Borrower on account of the direct or indirect purchase, redemption, retirement or other acquisition of (a) any shares of Borrower's capital stock (except shares acquired upon the conversion thereof into other shares of its capital stock) or (b) any option, warrant or other right to acquire shares of Borrower's capital stock.

                  "Securities" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible or exchangeable, senior, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "Security Agreement" means the Security Agreement of even date herewith, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Significant Subsidiary" means at any time a Subsidiary that as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

                  "Subsidiary" means, in respect of any Person, any corporation or other entity of which Securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other person performing similar functions are at the time directly or indirectly owned by such Person.

                  "Taxes" means any present or future taxes, charges, fees, levies, imposts, deductions or other assessments of whatsoever nature or kind imposed, levied, collected, withheld or assessed by any federal, state, local or foreign taxing authority or other Governmental Authority (including income, profits, gross receipts, sales, excise, use, ad valorem, franchise, stamp, occupancy, estimated, capital levy, transfer, withholding, payroll, employment, excise, occupation, premium or property taxes), together with any interest, additions to tax or interest, and penalties or other liabilities with respect thereto.

                  "Temporary Cash Investment" means any Investment in (i) direct obligations of, or obligations guaranteed by, the United States or an agency of the United States backed by the full faith and credit thereof, (ii) commercial paper rated in the highest grade by a nationally recognized credit rating agency or (iii) time deposits (including certificates of deposit) with any office located in the United States of any bank or trust company which is organized, licensed or otherwise regulated under the laws of the United States or any state thereof and the long-term debt securities of which are rated at least A or its equivalent by Moody's Investors Service, Inc. or an equivalent rating by a similar rating agency acceptable to the Agent; provided, in each case, that such Investment matures within one year from the date of acquisition thereof by Borrower or a Subsidiary.

                  "Title IV Plan" means a Pension Plan that is subject to Title IV of ERISA.

                  "Unfunded Benefit Liabilities" means with respect to a Title IV Plan the amount (if any) by which (i) the present value of all benefit liabilities under such plan within the meaning Section 4001(a)(16) of ERISA exceeds (ii) the fair market value of all plan assets allocable to such liabilities, determined as of the then most recent valuation date for such plan based on the actuarial assumptions used for plan funding in connection with that valuation.

                  "White" means Steven White, a principal of Borrower.

                  "Wholly-Owned Subsidiaries" means, in respect of any Person, any Subsidiaries of such Person all of the shares of capital stock or other ownership interest of which (except, in jurisdictions in which they are required, directors' qualifying shares or nominal promoters' shares) are at the time directly or indirectly beneficially owned by such Person.


                  1.2 Accounting Terms and Determinations.

                           (a) Unless otherwise specified herein, all accounting
terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared in accordance with, GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by Borrower's independent public accountants and disclosed in writing to Lender) with the most recent audited consolidated financial statements of Borrower delivered to Lender. If there shall be adopted any change in GAAP that would affect in any substantive manner Borrower's obligations under any covenant or other provision hereunder, (i) if Lender so requests, Borrower and Lender shall use all reasonable efforts to agree, as promptly as practicable, upon an amendment to this Loan Agreement that will, to the extent practicable, provide for such adjustments as may be necessary or reasonably desirable to maintain for each of Borrower, on the one hand, and Lender, on the other, substantially equivalent rights, duties and obligations as would have existed but for such change in GAAP and (ii) in the absence of such a request or pending such agreement and the adoption of such amendment, such covenant or other provision shall be interpreted and enforced without giving effect to such change in GAAP.

                           (b) The accounting terms used in Section 1.1 hereof
apply to corporations generally. To the extent that Borrower, any of its successors or any of their Affiliates are entities other than corporations, the accounting terms employed shall be those which are most analogous to those applied to corporations. If Lender so requests, Borrower and Lender shall use all reasonable efforts to agree, as promptly as practicable, upon an amendment to this Loan Agreement that will, to the extent practicable, provide for such adjustments to one or more defined terms as may be necessary or desirable to maintain for each of Borrower, on the one hand, and Lender, on the other, substantially equivalent rights, duties and obligations as contemplated hereunder.


                  1.3 Other Definitional Provisions. The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Loan Agreement or any other Loan Document, shall refer to this Loan Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision hereof or thereof. Unless expressly otherwise specified, references to Sections, Schedules or Exhibits contained in this Loan Agreement refer to the Sections of or Schedules or Exhibits to this Loan Agreement. As used in this Loan Agreement and the other Loan Documents, the words "including" and "include" mean including without limiting the generality of any description preceding such term, and, for purposes of this Loan Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not apply to limit a general statement that is followed by or refers to an enumeration of specific matters to matters similar to the enumerated matters.

                                    ARTICLE 2
                               THE AMOUNT BORROWED

                  2.1 Commitment to Extend Credit. Lender agrees, on the terms and subject to the conditions set forth in this Loan Agreement, to extend credit to Borrower equal to the sum of SEVEN HUNDRED TWELVE THOUSAND FIVE HUNDRED AND NO/100THS DOLLARS ($712,500.00).

                  2.2 Method of Borrowing. Borrower shall execute the Promissory Note evidencing Borrower's obligation to Lender; PROVIDED, HOWEVER, that Lender's obligations hereunder and thereunder shall not be of any force and effect unless and until the conditions to borrowing set forth in Article 3 hereof have been fully complied with.

                  2.3 Maturity of Loan. The Loan shall mature, and the Principal Amount thereof (together with all accrued and unpaid interest thereon) shall be due and payable on __________________, 20_____.

                  2.4 Interest Rates.

                           (a) The Promissory Note shall bear interest at a rate
of Nine and One-Half Percent (9.5%) per annum on the unpaid Principal Amount thereof, for each day from the date the Loan is made until it becomes due, is prepaid or until Default.

                           (b) Default Rate. Notwithstanding the provision of
Section 2.4(a), any overdue principal and overdue interest on the Promissory Note, and any other overdue amounts payable by Borrower under this Loan Agreement, shall bear interest, payable on demand, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to Thirteen and One-Half Percent (13.5%) per annum.

                  2.5 Fees. Borrower shall not be liable to Lender for any financing commitment or similar fees hereunder, except as provided herein.

                  2.6 Payment of Principal and Interest. Borrower shall pay principal and interest in thirty-six (36) monthly payments as follows:

                           (a) the first thirty-five (35) monthly payments shall
be Six Thousand Six Hundred Forty-One and 43/100ths Dollars ($6,641.43) per month and shall be due and payable on the first day of each calender month with the first of such monthly payments being due and owing on ___________, 2000 and the last of such monthly payments being due and owing on ______________, 2003; and

                           (b) the thirty-sixth (36th) monthly payment shall be
Six Hundred Seventy-Seven Thousand Six Hundred Forty- Two and 30/100ths Dollars ($677,642.30), and shall be due and owing on ______________, 2003.

                  2.7 Optional Prepayments.

                           (a) Borrower may prepay in full or in part at any
time without penalty or premium the Principal Amount of the Promissory Note then outstanding.

                           (b) Each such optional prepayment shall be applied to
installments due in reverse order of their maturity.

                  2.8 General Provisions as to Payments.

                           (a) Borrower shall make each payment of principal and
interest, and of fees, if any, hereunder, not later than 11:00 A.M. (New York City time) on the date when due, by check or in federal or other dollar funds available on the same day in New York City, to Lender at the following address:

                           Reeves Telecom Limited Partnership
                           3142 George II Highway
                           Boiling Spring Lakes, NC 28461,

or to such other address as Lender may advise Borrower in writing pursuant to
Section 8.1 hereof.

                           (b) Whenever any payment of principal and interest,
and of fees, if any, hereunder, shall be due on a day that is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar quarter, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                           (c) Each monthly installment shall be applied as
follows: first, to any costs and expenses (including reasonable attorneys fees) payable to Lender hereunder; second, to payment of interest then accrued and due on the unpaid principal balance; and, third, with the remainder applied to the unpaid principal.

                  2.9 Taxes.

                           (a) Any and all payments by Borrower hereunder or
under the Promissory Note shall be made free and clear of, and without deduction for, or on account of, any Taxes imposed by means of withholding at the source unless Lender has provided Borrower with two (2) duly executed copies of either IRS Form 1001 or 4224 (or any successor form) claiming exemption from withholding with respect to such payment; provided, however, that such provision shall not apply if the failure by Lender to provide such information results solely from an amendment to, or a change in any applicable law or regulation or in the interpretation thereof by any regulatory authority (whether or not having the force of law) or any judicial authority, or by request or ruling applicable to Lender of any Governmental Authority charged with the interpretation or administration of any law, which amendment or change is enacted, promulgated or otherwise comes into force or effect after the date hereof (all such non-excluded Taxes being hereinafter referred to as "Non-Excluded Taxes"). If Borrower shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable hereunder or under the Promissory Note to Lender, the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9) Lender receives an amount, after taking account of all Taxes and Other Taxes payable with respect to such additional amount, equal to the sum it would have received had no such deductions been made. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Promissory Note to Lender, (i) Borrower shall make such deductions, (ii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iii) Borrower shall send to Lender a certified copy of the original official receipt received by Borrower evidencing payment thereof. If Borrower fails to deduct and pay over any such Taxes when due to the appropriate taxing authority or fails to remit to Lender any receipts or other required documentary evidence possessed by Borrower, Borrower shall indemnify Lender for any incremental Taxes that may become payable by Lender and all costs and expenses related thereto (including reasonable attorneys fees and expenses) as a result of any such failure.

                           (b) In addition, Borrower agrees to pay any present
or future stamp or documentary taxes or any other excise or property taxes, recording or other charges or similar levies of the United States, any State or any political subdivision thereof, or any foreign jurisdiction which arise from any payment made hereunder or under the Promissory Note or from the execution, delivery or registration of, or otherwise with respect to, this Loan Agreement or the Promissory Note or any other Loan Document (hereinafter referred to as "Other Taxes").

                  2.10 Maximum Interest Rate.

                           (a) Nothing contained in this Loan Agreement or the
Promissory Note shall require Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law.

                           (b) If the amount of interest payable to Lender on
any payment due date would exceed the maximum amount permitted by applicable law to be charged by Lender to Borrower, the amount of interest payable to Lender on such payment due date shall be automatically reduced to such maximum permissible amount.

                           (c) If the amount of interest payable to Lender in
respect of any payment due date is reduced pursuant to clause (b) of this Section and the amount of interest payable in respect of any subsequent payment due date would be less than the maximum amount permitted by applicable law to be charged by Lender, then the amount of interest payable to Lender in respect of such subsequent payment due date shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid to Lender has been increased pursuant to this clause (c) exceed the aggregate amount by which interest paid to Lender for its account has theretofore been reduced pursuant to clause (b) of this Section.

                                    ARTICLE 3
                             CONDITIONS TO BORROWING

                  The obligation of Lender to extend credit to Borrower hereunder shall be subject to the satisfaction of the following conditions precedent:

                           (a) the representations and warranties of Borrower
contained in this Loan Agreement and each other Loan Document shall be true and correct on and as of the date of this Loan Agreement, and on and as of the Closing Date;

                           (b) each covenant and other agreement that this Loan
Agreement and each other Loan Document provides shall be performed or complied with by Borrower on or before the Closing Date;

                           (c) Lender shall have received duly executed copies
of each of the other Loan Documents;

                           (d) Lender shall have received all documents it may
reasonably request (including officer's and secretary's certificates, incumbency certificates and organizational instruments) relating to the existence and creditworthiness of Borrower, the authority for and the validity of this Loan Agreement and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to Lender; and

                           (e) No law, rule or regulation shall prohibit, and no
order, judgment, injunction or decree of any Governmental Authority shall enjoin or otherwise restrain Lender from making, the Loan.


                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

                  Borrower represents and warrants that:

                  4.1 Existence. Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of South Carolina and is qualified to do business in the State of North Carolina.

                  4.2 Power. Borrower has the power and authority to execute and deliver this Loan Agreement, and to perform its obligations hereunder and to consummate the transactions provided for herein and in the Purchase and Sale Agreement, and with respect to them. Such execution, delivery, performance and consummation have been duly authorized by all necessary action on the part of Borrower, and will not contravene the Operating Agreement of Borrower or conflict with, result in breach of, or entitle any party to terminate or call a material default with respect to, any agreement or instrument to which Borrower is a party or by which Borrower or its properties are bound.

                  4.3 Litigation. Borrower has no knowledge of any claim, litigation or proceeding pending or threatened against Borrower which if decided adversely to Borrower, would preclude Borrower from consummating the transactions contemplated by this Loan Agreement, the Purchase and Sale Agreement or any other Loan Document, or would subject Borrower to any liability.

                  4.4 No Default. The execution and performance of this Loan Agreement and the other Loan Documents by Borrower does not, and will not, conflict with or result in a breach, or violate any of the terms, of any agreement, instrument, judgment, decree, or order to which Borrower is a party or by which it is or may be bound, or constitute a default thereunder.

                  4.5 Binding Obligation. This Loan Agreement has been duly and validly executed and delivered by Borrower and constitutes, and the other Loan Documents to which it is a party when executed and delivered in accordance with this Loan Agreement will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by equitable principles relating to the availability of equitable remedies.

                  4.6 No Prior Existence. Borrower was formed in 2000 for the sole purpose of acquiring all of the real property and other assets as set forth in and as contemplated by the Purchase and Sale Agreement. At the time of Closing, Borrower shall have no substantial assets or liabilities, whether contingent or otherwise, except for the assets and liabilities resulting from the transaction contemplated by the Purchase and Sale Agreement.

                  4.7 Taxes. Borrower has timely and properly filed all Tax returns, reports or statements that are required to be filed by it and has paid all Taxes due pursuant to such returns, reports or statements. Borrower has paid all Taxes due and payable (including those Taxes pursuant to any assessment received by Borrower), except for Taxes being contested in good faith by proper proceedings, diligently conducted, and against which adequate reserves in accordance with GAAP are being maintained. The charges, accruals and reserves on the books of Borrower in respect of Taxes or other governmental charges are, in the reasonable opinion of Borrower, adequate. Borrower will furnish to Lender
(i) on or before the Closing Date a copy of all United States federal income tax returns of Borrower, or (ii) a certificate of Borrower's chief financial officer or chief accounting officer that no such tax returns have been filed, citing the lawful reasons therefor and that, notwithstanding the fact the Borrower has filed no such tax returns, Borrower is in full compliance with all provisions of the Code pertaining to filing of such tax returns. Borrower is not a party to, or bound by, or obligated under, any tax sharing or similar agreement.

                  4.8 Subsidiaries. Borrower does not have as of the date hereof and as of the Closing Date, nor has it ever had, any Subsidiaries.

                  4.9 Liens. There are no Liens of any nature whatsoever in existence on the date hereof on any assets of Borrower.

                  4.10 Debt. Borrower is not on the date hereof indebted under or subject to any Debt other than Debt incurred hereunder and under the other Loan Documents.

                  4.11 Margin Regulations. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  4.12 Environmental Matters. The operations of Borrower complies in all material respects with all applicable Environmental Laws. Borrower has obtained all material environmental, health and safety permits, licenses and approvals necessary for its operations, all such permits, licenses and approvals are in effect, no appeal is pending therefrom and no action to revoke the same is pending, and Borrower is in compliance with all material terms and conditions thereof. Borrower has provided to Lender a copy of all written notifications or reports received by it from any Governmental Authority or other Person, or provided by it to any Governmental Authority or other Person, relating to the existence of any Hazardous Substance in, on or under, or the Release or threatened Release of any Hazardous Substance from, in, on or under, any real property, assets or facilities currently or previously owned, leased or operated by Borrower, or any predecessor thereof, in respect of which Borrower may be required to take any Remedial Action or may incur any Environmental Liabilities and Costs that, individually or in the aggregate, could have a Material Adverse Effect in respect of Borrower. Borrower is not subject to any judicial or administrative proceedings or any outstanding written notice, order, judgment or decree from or agreement with any Governmental Authority or other Person, or has received notice of any pending investigation by any Governmental Authority or other Person, relating to any violation or alleged violation of any Environmental Law or in respect of which it may be required to take any Remedial Action or may incur any Environmental Liabilities and Costs that, individually or in the aggregate, could have a Material Adverse Effect in respect of Borrower. To the knowledge of Borrower, there has not been a Release into the Environment of a Hazardous Substance in, on or under any real property, asset or facility currently or previously owned, leased or operated by Borrower or owned, leased or operated by any other Person and utilized by Borrower for the treatment, storage or disposal of a Hazardous Substance, which Release could result in Remedial Action or the incurrence by Borrower of Environmental Liabilities and Costs that could, individually or in the aggregate, have a Material Adverse Effect in respect of Borrower. There is not, in, on or under the real property, assets or facilities currently or previously owned, leased or operated by Borrower, (1) any underground storage tank, landfill or surface impoundment, (2) any friable asbestos-containing material (as defined by the Toxic Substances Control Act), (3) any polychlorinated biphenyls used in hydraulic oils, electrical transformers or other equipment, or
(4) any Hazardous Substances except in such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and are stored in proper storage containers.

                  4.13 Not an Investment Company or Holding Company. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  4.14 Full Disclosure. There is no fact that Borrower has not disclosed in writing to Lender that has had a Material Adverse Effect on or, as far as Borrower can now reasonably foresee, will have a Material Adverse Effect on Borrower. The documents and other information furnished by or on behalf of Borrower to Lender in connection with the transactions contemplated hereby or in the other Loan Documents do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

                                    ARTICLE 5
                                    COVENANTS

                  Borrower agrees that, so long as any amount owing hereunder or under any other Loan Document remains unpaid:

                  5.1 Information. Borrower will deliver to Lender:

                           (a) as soon as practicable and in any event within
ninety (90) days after the end of each fiscal year of Borrower, a review opinion (not an opinion audit) containing a consolidated balance sheet of Borrower as of the end of such fiscal year and the related consolidated statements of income, stockholders equity and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and reported on by a review report without qualification by Borrower's independent public accountants of standing acceptable to Lender;

                           (b) as soon as practicable and in any event within
forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of Borrower, a consolidated balance sheet of Borrower as of the end of such quarter and the related consolidated statements of income, stockholders' equity and cash flow for such quarter and for the portion of Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of Borrower;

                           (c) simultaneously with the delivery of each set of
financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of Borrower (i) setting forth in reasonable detail the calculations required to establish whether Borrower was in compliance with the requirements of Section 5.17 on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action Borrower is taking or proposes to take with respect thereto;

                           (d) simultaneously with the delivery of each set of
financial statements referred to in clause (a) above, a statement of the firm of independent public accountants that reported on such statements (i) whether anything has come to their attention to cause them to believe that there existed on the date of such statements any Default and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

                           (e) simultaneously with the delivery of each set of
financial statements referred to in clauses (a) and (b) above, a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statements and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements of Borrower and estimates of the difference between such statements arising as a consequence thereof;

                           (f) forthwith upon the occurrence of any Default, a
certificate of the chief financial officer or the chief accounting officer of Borrower setting forth the details thereof and the action Borrower is taking or proposes to take with respect thereto;

                           (g) upon the mailing thereof to the shareholders or
debtholders of Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                           (h) promptly after receiving notice or otherwise
becoming aware thereof, notice of the institution of, or the occurrence of any material adverse change in the status or likely result of, any action, suit, proceeding or investigation before or by any Governmental Authority that could, individually or together with any other such actions, suits, proceedings or investigations, have a Material Adverse Effect with respect to Borrower;

                           (i) prompt notice of (1) the receipt of any written
notice or report received by Borrower from a Governmental Authority or any other Person to the effect that Borrower is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Substance into the Environment; (2) the submission of any written notice or report provided by or on behalf of Borrower to any Governmental Authority relating to any Remedial Action with respect to, or Release or threatened Release of any Hazardous Substance into, the Environment in, on or under any real property, asset or facility of Borrower; (3) the receipt of any written notice that all or any portion of any asset of Borrower is subject to a Lien under or pursuant to any Environmental Law; (4) the receipt of any written notice of the commencement of any judicial or administrative proceeding alleging a violation of any Environmental Law by Borrower or with respect to any real property, asset or facility owned, leased or operated thereby; (5) the existence of any condition with respect to the real properties, assets or facilities of Borrower that is reasonably likely to result in a violation of any Environmental Law, the undertaking of any Remedial Action or the incurrence of material Environmental Liabilities or Costs by Borrower; (6) the commencement of any activities to comply with any Environmental Law, or as a result of any proposed changes to any Environmental Law, that are reasonably likely in either case to result in the incurrence of material Environmental Liabilities or Costs by Borrower; and

                           (j) from time to time such additional information
regarding Borrower as Lender may reasonably request.

                  5.2 Conduct of Business and Maintenance of Existence. White and his successors, each of whom shall be, to Lender's reasonable satisfaction, experienced in managing a golf course and country club, shall manage the Club on behalf of Borrower as a golf course and country club in a professional manner consistent with industry practice. Borrower will continue to operate the Club as of the Closing, and will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business. Borrower will refrain from engaging to any material extent in any business other than the Club and other businesses closely related or incidental thereto. Borrower will not engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                  5.3 Compliance with Laws. Borrower will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including ERISA and the rules and regulations thereunder and all Environmental Laws) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings diligently conducted.

                  5.4 Inspection of Property, Books and Records. Borrower will keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all material dealings and transactions in relation to its business and activities; and will permit representatives of Lender to visit and inspect the Club and any other of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

                  5.5 Maintenance of Assets; Insurance. Borrower will keep all assets of the Club useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; will maintain, with insurance companies having a Bests rating of A or higher, insurance on all its assets, with loss payable to Lender, in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to Lender, upon written request, full information as to the insurance carried. No such insurance policy shall be cancellable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Lender. Borrower shall, at least thirty (30) days prior to the expiration of such policies, furnish Lender with renewals or "binders" thereof, or lender may order such insurance and charge the cost thereof to Borrower, which amount shall be payable by Borrower upon demand. Borrower shall not do or permit to be done anything which shall invalidate such policies.

                  5.6 Payment of Taxes. Borrower will pay and discharge, before the same shall become delinquent, all Taxes, assessments and other governmental charges or levies, imposed upon it, the Club or any of the Assets or in respect of the Club, its business or income except for those being contested in good faith by proper proceedings diligently conducted and against which adequate reserves, in accordance with GAAP, have been established.

                  5.7 Transactions with Affiliates. Borrower will not directly or indirectly pay any funds to or for the account of, make any Investment in, incur any Contingent Liability for or otherwise agree to pay any Debt or other obligation of, sell, lease, transfer or otherwise dispose of any assets, to, purchase, lease or otherwise acquire any assets from, or participate in or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate of Borrower; provided, however, that notwithstanding the provisions of this Section, (a) Borrower may make a Restricted Payment permitted by Section 5.9 hereof and (b) Borrower may make sales to or purchases from, and render services to or receive services from, any Affiliate and, in connection therewith, extend credit or make payments, if (i) such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to Borrower as the terms and conditions that would apply in a similar transaction conducted on an arm's-length basis with a Person not an Affiliate and (ii) Borrower provides at least five (5) Business Days' prior written notice thereof to Lender.

                  5.8 Pension Plans, etc. Borrower shall not create or suffer to exist, any Unfunded Benefit Liability.

                  5.9 Restricted Payments. Borrower will not declare or make any Restricted Payment unless (i) no Default shall have occurred and be continuing and (ii) after giving effect thereto, no Default will exist.

                  5.10 Investments. Borrower will not make or acquire any Investment in any Person other than Temporary Cash Investments.

                  5.11 Consolidations, Mergers and Sales of Assets. Borrower will not (i) consolidate or merge with any other Person or (ii) sell, lease or otherwise transfer all or any substantial part of the Club, the Assets, or any of Borrower's other assets to any other Person.

                  5.12 Subsidiaries. Borrower shall not create or otherwise establish any Subsidiary having as its purpose any business other than in connection with the Club or the Assets without the prior written approval of Lender, which approval shall not be unreasonably withheld. For the purposes of the foregoing, Lender may reasonably withhold its approval upon its reasonable belief that, after giving effect to the establishment of any Subsidiary, Borrower would be, or at any time on or prior to the maturity date of the Promissory Note, is likely to be, in Default. Upon the establishment of one or more Subsidiaries, each of Borrower's obligations and covenants hereunder and under the other Loan Documents shall apply equally to each such Subsidiary, except that (i) the financial reporting requirements after the Closing Date set forth in Section 5.1 hereof shall involve consolidated reports of Borrower and its Subsidiaries in conformity with GAAP, and (ii) the financial covenants set forth in Section 5.17 hereof shall apply to Borrower on a consolidated basis.

                  5.13 Negative Pledge. Borrower will not create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                           (a) Liens created by the Loan Documents;

                           (b) Liens for Taxes, statutory Liens of landlords and
Liens of carriers, warehousemen, mechanics and materialmen, in each case only to the extent the obligations thereto are not yet due or are being contested in good faith by appropriate proceedings diligently pursued; Liens to secure the performance of tenders, bids, statutory obligations or government contracts, and similar Liens not securing Debt and arising in the ordinary course of business; provided that the aggregate dollar amount of obligations secured by all such Liens (other than Liens for Taxes not yet due) does not exceed $100,000.00 (collectively, "Ordinary Course Encumbrances"); or

                           (c) any Lien on any asset securing Debt incurred or
assumed for the sole purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within ninety (90) days after the acquisition thereof.

                  5.14 Restriction on Debt. Except as provided within the Section, Borrower shall not issue, assume or otherwise incur any Debt other than in respect of this Loan Agreement and the Promissory Note without Lender's prior written approval, which approval shall not be unreasonably withheld.

                  5.15 Lease Payments. Borrower will not incur or assume any liability (including any Contingent Liability) for rental payments under a lease with a lease term (as defined in Financial Accounting Standards Board Statement No. 13, as in effect on the date hereof) of three (3) years or more if, after giving effect thereto, the aggregate amount of minimum lease payments in respect of which Borrower is obligated will exceed, on a consolidated basis, $100,000.00 for any calendar year under all such leases (excluding Capital Leases).

                  5.16 Capital Expenditures; Acquisitions.

                           (a) Borrower will not make Capital Expenditures in
any fiscal year in excess of $100,000.00 without the prior written approval of Lender, which approval shall not be unreasonably withheld; provided, however, that to the extent Capital Expenditures are made in any fiscal year in an amount less than the maximum amount permitted for such year as provided hereinabove, the Capital Expenditures that Borrower may make in the next following year shall be increased by one hundred percent (100%) of the amount of the permitted Capital Expenditures not so made in the immediately preceding year but in no event shall Borrower make Capital Expenditures in any fiscal year in excess of $120,000.00 without the prior written approval of Lender, which approval shall not be unreasonably withheld.

                           (b) Borrower will not, without the prior written
approval of Lender, which approval shall not be unreasonably withheld, acquire any Person or any business (whether pursuant to a merger, an acquisition of stock or assets, or otherwise). Notwithstanding the foregoing, Borrower will not acquire any Person or business unless (i) no Default shall have occurred and be continuing, or would occur upon the consummation of (and giving effect to) such acquisition, and (ii) prior to such acquisition Borrower shall have delivered to Lender consolidated pro forma financial statements, giving effect to the consummation of such acquisition as of the date of the most recent financial statements delivered pursuant to Section 5.1, evidencing compliance, on a pro forma basis, with the covenants set forth in Section 5.17 hereof.

                  5.17 Financial Covenants.

                           (a) Working Capital. Unless a national disaster or
Act of God occurs, consolidated Current Assets will at no time be less than 100% of Consolidated Current Liabilities, and Consolidated Working Capital will at no time be less than $15,000.00.

                           (b) Long-Term Debt. Long-Term Debt of Borrower will
at no time exceed 700% of Consolidated Tangible Net Worth.

                           (c) Minimum Consolidated Tangible Net Worth. Borrower
will not permit Consolidated Tangible Net Worth during any calendar year to be less than $100,000.00.

                           (d) Maximum Leverage Ratio. Borrower will not permit
the ratio of (i) consolidated Debt to (ii) Consolidated Tangible Net Worth during any calendar year to be more than 10:1.

                           (e) Minimum Cash Flow/Fixed Changes Ratio. Borrower
will not permit the ratio of (i) Cash Flow of Borrower to (ii) Fixed Charges of Borrower during any calendar year to be less than 1:1.

                  5.18 Use of Credit. The Loan shall be used by Borrower solely to complete its purchase of the Club pursuant to the Purchase and Sale Agreement.


                                    ARTICLE 6
                                    DEFAULTS

                  6.1 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                           (a) Borrower shall fail to pay when due any principal
of or interest on the Promissory Note, or shall fail to pay within thirty (30) Business Days of the due date thereof any fees or any other amount payable hereunder or under any other Loan Document;

                           (b) Borrower shall fail to observe or perform any
covenant contained in Section 5.9, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, and
5.17;

                           (c) Borrower shall fail to observe or perform any
covenant or agreement contained in this Loan Agreement or


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in any other Loan Document (other than those covered by clauses (a) or (b)
above) and such failure shall continue for thirty (30) days after Borrower shall have knowledge or notice of such failure;

                           (d) any representation, warranty, certification or
statement made by or on behalf of Borrower in this Loan Agreement or in any other Loan Document or in any certificate, financial statement or other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made;

                           (e) Borrower shall fail to make any payment in
respect of any Debt (other than the Notes) when due or within any applicable grace period, the outstanding principal amount of which Debt equals or exceeds $10,000.00;

                           (f) any event or condition shall occur that results
in the acceleration of the maturity of any Debt of Borrower, the principal amount of which Debt equals or exceeds $10,000.00, or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                           (g) Borrower shall commence a voluntary case or other
proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                           (h) an involuntary case or other proceeding shall be
commenced against Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for


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
relief shall be entered against Borrower under any such laws as now or hereafter in effect;

                           (i) a judgment, order or arbitral award for the
payment of money in excess of $10,000.00 shall be rendered against Borrower and such judgment, order or arbitral award shall continue unsatisfied and unstayed for a period of thirty (30) days;

                           (j) any Loan Document shall cease to be in full force
or effect, or any party thereto (other than Lender) shall so assert and such condition shall continue for thirty (30) days after Borrower is given written notice of same by Lender;

then, and in every such event, Lender shall by notice to Borrower declare the Promissory Note (together with accrued interest thereon) and all other obligations to Lender under the Loan Documents to be, and the Promissory Note and all such other obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower; provided that, in the case of any of the Events of Default specified in paragraph (g) or (h) above with respect to Borrower, without any notice to Borrower or any other act by Lender the Promissory Note (together with accrued interest thereon) and all such other obligations shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower.

                  6.2 Notice of Default. Lender shall give notice to Borrower under Sections 6.1(c) and (d) promptly.


                                    ARTICLE 7
                                SECURITY FOR LOAN


                  The Loan contemplated by this Loan Agreement shall be secured by:

                  (a) the execution and delivery by the Borrower of:

                           (i) a Deed of Trust in the form annexed hereto as
Exhibit A,

                           (ii) a Security Agreement in the form annexed hereto
as Exhibit B, and



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
                           (iii) the Form UCC-1 Financing Statement (the
"UCC-1") in the form annexed hereto as Exhibit C; and

                  (b) the filing and recording of the UCC-1 in such governmental offices in North Carolina as are required by the applicable laws of the State of North Carolina to perfect Lender's security interest in the personal property described in the Security Agreement.


                                    ARTICLE 8
                                  MISCELLANEOUS

                  8.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party at its address set forth as follows:


         NOTICES TO LENDER shall be sent to:

                  Grace Property Management, Inc.
                  P.O. Box 163
                  Glen Head, NY 11545
                  ATTN: Mr. Davis P. Stowell, Vice President

                  With a required copy to:

                  Thomas L. Seifert, P.C.
                  515 Madison Avenue, Suite 2600
                  New York, NY 10022

         NOTICES TO BORROWER shall be sent to:

                  ATTN: Steven White
                  WW-Golf & Services, LLC
                  2534 B West Palmetto Street
                  Florence, SC 29501

                  With a required copy to:

                  Dalton B. Floyd, Jr., Esquire
                  The Floyd Law Firm PC
                  P.O. Drawer 14607
                  Surfside Beach, SC 29587-4607



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
Each such notice, request or other communication shall be effective (i) if given by mail, three (3) Business Days after such communication is deposited in the mails with first class (or, in the case of international mail, airmail) postage prepaid, addressed as aforesaid, (ii) if given by U.S. Postal Service Express Mail, Federal Express or other nationally recognized next day delivery service, one (1) Business Day after such communication is deposited with such service cost prepaid, addressed as aforesaid, or (iii) if delivered by hand, when delivered at the address specified in this Section with receipt of delivery signed by the recipient.

                  8.2 No Waivers. No failure or delay by Lender in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.


                  8.3 Expenses; Indemnification.

                           (a) Lender and Borrower shall each pay their own
out-of-pocket expenses, including the reasonable fees, disbursements and other charges of their respective counsel, in connection with the preparation of this Loan Agreement, the other Loan Documents and any related instruments and documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof, and the consummation of the transactions contemplated hereby.

                           (b) Borrower shall pay all out-of-pocket expenses,
including the reasonable fees, disbursements and other charges of counsel (including allocated costs of in- house counsel), incurred by Lender in connection with (i) any default or alleged default by Borrower under this Loan Agreement, the other Loan Documents, and any related instruments and documents, and (ii) any Event of Default and collection and other enforcement proceedings resulting therefrom.

                           (c) Borrower agrees to indemnify and hold harmless
Lender and its officers, directors, employees, agents, and partners, and the officers, directors, employees,


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
agents, and owners of Lender's general partner, from and against any and all liabilities, losses, damages, costs and expenses of any kind (including Environmental Liabilities and Costs and including the fees, disbursements and other charges of counsel (including allocated costs of in-house counsel) in connection with any investigative, administrative or judicial proceeding, whether or not Lender or other indemnified person is a party thereto) that may be suffered or incurred by any such indemnified person, relating to or arising out of this Loan Agreement or any other Loan Document, or the exercise by Lender of any right or remedy hereunder or thereunder, and Borrower agrees to reimburse Lender and each other indemnified person from time to time upon demand for any such liabilities, losses, damages, costs and expenses; provided, that no indemnified person shall have the right to be indemnified hereunder for its own negligence or willful misconduct as determined by a court of competent jurisdiction. The foregoing indemnity shall: (i) survive the repayment in full of the Loan, (ii) not be limited in amount, even if the amount owing hereunder exceeds the aggregate amount of the Loan, and (iii) not be affected by any investigation or actual or constructive knowledge of Lender or any other indemnified person.

                  8.4 Amendments and Waivers. Any provision of this Loan Agreement or the Promissory Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Lender.

                  8.5 Successors and Assigns. The provisions of this Loan Agreement shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights or obligations under this Loan Agreement or any other Loan Document.

                  8.6 North Carolina Law; Interpretation.

                           (a) This Loan Agreement and each other Loan Document
shall be construed in accordance with and governed by the law of the State of North Carolina.

                           (b) No provision of this Loan Agreement or any other
Loan Document shall be construed against or interpreted to the disadvantage of either Borrower or Lender having, or being deemed to have, structured or dictated such provision, the parties hereto acknowledging that the parties have jointly


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
participated in the negotiation, drafting and preparation of this Loan Agreement and the other Loan Documents.

                  8.7 Jurisdiction.

                           (a) Any action or proceeding against Borrower
relating in any way to this Loan Agreement or other Loan Document may be brought and enforced in the courts of the State of North Carolina or of the United States for the Eastern District of North Carolina, and Borrower irrevocably consents to the jurisdiction of each such court in respect of any such action or proceeding. Borrower further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to Borrower at its address as provided for notices hereunder. The foregoing shall not limit the right of Lender to serve process in any other manner permitted by law or to obtain execution of any judgment, in any other jurisdiction.

                           (b) Borrower hereby irrevocably waives any objection
that it may now or hereafter have to the laying of venue of any action or proceeding arising under or relating to this Loan Agreement or any other Loan Document in any court located in Brunswick County, North Carolina, or in Wilmington, North Carolina, and hereby further irrevocably waives any claim that a court located in either of such sites is not a convenient forum for any such action or proceeding.

                  8.8 WAIVER OF JURY TRIAL. LENDER AND BORROWER HEREBY IRREVOCABLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF LENDER OR BORROWER RELATING THERETO.

                  8.9 Counterparts; Effectiveness. This Loan Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Loan Agreement shall become effective when each party shall have received counterparts hereof signed by all of the parties hereto.

                  8.10 Severability. In the event that any provision of this Loan Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of


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the remaining provisions shall not in nay way be affected or impaired thereby.

                  8.11 Construction; Captions.

                           (a) All pronouns and any variations thereof shall be
deemed to refer to masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

                           (b) Paragraph headings and captions are inserted for
convenience only, and shall not be deemed to constitute a part of this Loan Agreement.






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                  IN WITNESS WHEREOF, the parties hereto have caused this Loan
Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                             BORROWER:

                                             WW-GOLF & SERVICES, LLC



                                             By ____________________________
                                                Name:  Steven White
                                                Title: President

                                             LENDER:

                                             REEVES TELECOM LIMITED
                                             PARTNERSHIP



                                             By ____________________________
                                                Name:  Davis P. Stowell
                                                Title: Vice President of
                                                       Grace Property
                                                       Management, Inc.,
                                                       general partner



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                                   EXHIBIT "H"

                  LIST OF MEMBERS OF FOX SQUIRREL COUNTRY CLUB

                                [LIST OF MEMBERS
                     NOT INCLUDED WITH EXHIBIT TO FORM 10-Q]






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